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Exhibit 23.02


                        Consent of Independent Auditors
                        -------------------------------


To the Board of Directors
   Redox Technology Corp.
   Houston, Texas

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 27, 2002 relating to the consolidated financial statements of Redox Technology Corp. for the year ended December 31, 2001 appearing in the Company's Form 10-KSB.


June 18, 2002

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas